UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Goodrich Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Goodrich Petroleum Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 17, 2012. At the meeting, the Company’s stockholders were requested to: (1) elect three Class II directors to serve on the Company’s board of directors for a term of office expiring at the Company’s 2015 Annual Meeting of Stockholders, (2) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and (3) approve, on an advisory basis, the compensation of the Company’s named executive officers. Each of these items is more fully described in the Company’s proxy statement filed on April 11, 2012.

The certified results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 — Election of Class II Directors : The election of each Class II director was approved as follows:

Nominee	For	Withheld
Henry Goodrich	24,792,329	4,044,323
Patrick E. Malloy, III	24,776,297	4,060,355
Michael J. Perdue	28,463,371	373,281

Proposal No. 2 — Ratification of the Selection of Ernst & Young LLP : The ratification of the selection of Ernst & Young LLP was approved as follows:

For	Against	Abstain
34,555,214	27,237	3,662

Proposal No. 3 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers : The compensation of the Company’s named executive officers was approved on an advisory basis as follows:

For	Against	Abstain	Broker Non-Votes
24,854,819	3,312,516	669,317	5,749,461

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

Date: May 22, 2012	By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary